UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 14, 2007

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Arkansas
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

In two separate transactions during the quarter ended March 31, 2007, we issued shares of our common stock, par value $0.001 per share, to The Focus Fund, LP. In the aggregate, we issued and sold 1,238,095 shares of common stock for an aggregate purchase price of $520,000. The table below sets forth the dates on which such securities were sold, the number shares issued on each date, and the purchase price per share of each sale:

Date	Number of Shares	Purchase Price per Share
February 14, 2007	1,000,000	$0.42
February 28, 2007	238,095	$0.42

The securities were issued in private placements not involving any public offering and exempt from registration under the Securities Act of 1933 pursuant to the exemption provided by Section 4(2) of such Act. We have no obligation to register such securities for resale by The Focus Fund, LP and no present intention to do so. No brokers or placement agents were involved in the offering of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 3, 2007

THERMOENERGY CORPORATION (Registrant)

By: /s/ Andrew T. Melton

Name: Andrew T. Melton Title: Executive Vice President and Chief Financial Officer